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                                                                    EXHIBIT 10.1

                              AMENDED AND RESTATED
                        1995 MANAGEMENT STOCK OPTION PLAN
                        OF BUCKEYE CELLULOSE CORPORATION


         BUCKEYE CELLULOSE CORPORATION, a Delaware corporation (the "Company"), hereby adopts this Management Stock Option Plan for management employees of Buckeye Cellulose Corporation and Subsidiaries. The purposes of this Plan are as follows:

         (1) To further the growth, development and financial success of the Company by providing additional incentives to certain key management employees of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

         (2) To enable the Company to obtain and retain the services of the type of managerial employees considered essential to the long range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under Options.

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 General. Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

         1.2 Board.  "Board" shall mean the Board of Directors of the Company.

         1.3 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.4 Committee. "Committee" shall mean the Compensation Committee of the Board, appointed as provided in Section 6.1.

         1.5 Common Stock. "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

         1.6 Company. "Company" shall mean Buckeye Cellulose Corporation and those corporations, if any, which are from time to time, its Subsidiaries.

         1.7 Director.  "Director" shall mean a member of the Board.



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         1.8 Employee. "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under
Section 3401(c) of the Code) of the Company or any of its Subsidiaries whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

         1.9 Exercise Price.  "Exercise shall have the meaning given in
Section 4.2.

         1.10 Fair Market Value. "Fair market value" of any shares of Common Stock of the Company for purposes of the Plan shall be the last price at which shares of the Company were traded on the New York Stock Exchange on the day before the specified date or, if there were no trades on that day, then on the last day prior to such date during which there were trades.

         1.11 Incentive Stock Option. "Incentive Stock Option" shall mean any portion of an Option which (i) is not specifically designated by the Committee at the time of the grant as a Nonqualified Stock Option, (ii) can be expected at the time of grant to satisfy the requirements for treatment as an incentive stock option under Section 422 of the Code, (iii) continues at all times thereafter to satisfy the requirements for treatment as an incentive stock option under Section 422 of the Code, and (iv) is exercised by either a citizen or resident alien of the United States (as defined in the Code and the regulations thereunder).

         1.12 Nonqualified Stock Option. "Nonqualified Stock Option" shall mean any portion of the Option which is not an Incentive Stock Option.

         1.13 Option. "Option" shall mean an option granted under the Plan to purchase Common Stock.

         1.14 Optionee. "Optionee" shall mean an Employee to whom an Option is granted under the Plan.

         1.15 Plan. "Plan" shall mean the 1995 Management Stock Option Plan for Management Employees of the Company and Subsidiaries, as amended or restated from time to time.

         1.16 Pronouns. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

         1.17 Stock Option Agreement. "Stock Option Agreement" shall mean a Management Stock Option Subscription Agreement between the Optionee and the Company.

         1.18 Subsidiary. "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations, or if each group of commonly controlled corporations, other than the last corporation in an


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unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voted power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II.
                             SHARES SUBJECT TO PLAN

         2.1 Shares Subject to Plan. The shares of stock subject to Options shall be shares of Common Stock of the Company. The aggregate number of shares of Common Stock which may be issued upon exercise of Options under the Plan shall not exceed six hundred thousand (600,000) shares, subject to adjustment as provided in Section 4.6 hereof.

         2.2 Unexercised Options. If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

                                  ARTICLE III.
                               GRANTING OF OPTIONS

         3.1 Eligibility. Any management Employee of the Company shall be eligible to be granted Options. The determination by the Committee of the status of an employee as a member of management shall be conclusive.

         3.2 Granting of Options. The Committee shall from time to time, in its absolute discretion:

                  (i) determine which Employees are key management Employees and select from such Employees (including those to whom Options have been previously granted under the Plan) such of them as in its opinion shall be granted Options; and

                  (ii) determine the number of shares to be subject to such Options granted to such selected management Employees; and

                  (iii) determine the terms and conditions of such Options, consistent with the Plan; and

                  (iv) establish such conditions as to the manner of exercise of such Options as it may deem necessary, including but not limited to requiring Optionees to enter into agreements regarding transferability and other restrictions with respect to shares issuable upon exercise of such Options.



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         3.3 Expiration of Time to Make Grants. No Option may be granted under this Plan after the expiration of ten (10) years from the date the Plan is adopted by the Board or the date the stockholders of the Company approve this Plan, if earlier.

                                   ARTICLE IV.
                                TERMS OF OPTIONS

         4.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company, and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

         4.2 Exercise Price. The purchase price under each Option shall be Fifteen and 19/100 Dollars ($15.19) per share or the Fair Market Value of the shares of Common Stock of the Company on the date of grant, whichever is less.

         4.3 Commencement of Exercisability. Subject to the provisions of
Section 7.2, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 7.2, accelerate the time at which such Option or any portion thereof may be exercised.

         4.4 Expiration of Options. No Option may be exercised to any extent by anyone after, and every Option shall expire no later than, the expiration of ten
(10) years from the date the Option was granted. Subject to the provisions of this Section 4.4, the Committee shall provide, in the terms of each individual Stock Option Agreement, when the Option expires and becomes unexercisable.

         4.5 No Right to Continue in Employment. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ or service of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without good cause.

         4.6 Adjustments in Outstanding Options. If the outstanding shares of Common Stock subject to Options are, from time to time, changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company, or of another corporation, by reason of a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee shall make an appropriate adjustment in the aggregate number and kind of shares which may be issued


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pursuant to Section 2.1 hereof and the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Exercise Price per share. No fractional shares shall be issued, and any fractional shares resulting from computations pursuant to this Section 4.6 shall be eliminated from the respective Options. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

                                   ARTICLE V.
                               EXERCISE OF OPTIONS

         5.1 Persons Eligible to Exercise. Except with respect to an Option which is specifically made transferable pursuant to Section 7.1, (i) during the lifetime of the Optionee, only the Optionee or the Optionee's guardian or conservator may exercise an Option granted to such Optionee, or any portion thereof, and (ii) after the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the terms of Section 4.4 or the Optionee's Stock Option Agreement, be exercised by the Optionee's personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         5.2 Partial Exercise. At any time prior to the time when any exercisable Option or exercisable portion thereof expires or becomes unexercisable under the terms of Section 4.4 or the Optionee's Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares.

         5.3 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or his or her office of all of the following prior to the time when such Option or such portion becomes unexercisable under the terms of Section 4.4 or the Optionee's Stock Option Agreement:

                  (i) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion thereof is exercised; and

                  (ii) Full payment of the Exercise Price (as hereinafter provided) for the shares with respect to which such Option or portion thereof is thereby exercised, together with payment or arrangement for payment of federal income or other tax, if any, required to be withheld by the Company with respect to such shares; and



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                  (iii) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof; and

                  (iv) Such representations and documents as the Committee deems reasonably necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal, state or foreign securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on share certificates and issuing stock-transfer orders to transfer agents and registrars.

The Exercise Price shall be payable in cash, by check, by tendering shares of Common Stock of the Company, or by any combination thereof, as time to time determined by the Committee. Any shares of Common Stock acceptable to the Committee in payment of the Exercise Price may be tendered by either actual delivery of the certificates or by such other procedures as the Committee may establish from time to time and shall be valued at Fair Market Value as of the date of exercise.

         5.4 Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option, unless and until certificates representing such shares have been issued by the Company to such holders. No adjustment shall be made for cash dividends for which the record date is prior to the date such stock certificate is issued.

                                   ARTICLE VI.
                                 ADMINISTRATION

         6.1 Stock Option Committee. The Committee shall consist of at least three (3) Directors. Appointment of Committee members by the Board shall be effective upon acceptance of appointment, and Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board. Committee members shall be appointed by and shall serve at the pleasure of the Board, and the Board may from time to time remove members from, or add members to, the Committee and shall fill any vacancy on the Committee. No person shall be eligible to serve on the Committee unless such person is then a "non-employee director" within the meaning of paragraph (b) of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such Rule or its equivalent is then in effect.

         6.2 Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall


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have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent herewith and to interpret, amend or revoke any such rules. Any such interpretation and rules shall be consistent with the basic purpose of the Plan to grant Options. The Board may, in its absolute discretion, at any time and from time to time, exercise any and all rights and duties of the Committee under the Plan.

         6.3 Majority Rule. The Committee shall act by a majority of its members in office and the Committee may act either by vote at a telephonic or other meeting or by a memorandum or other written instrument signed by a majority of the Committee. The Secretary of the Company shall keep minutes of all meetings of the Committee. The Committee shall make such rules of procedure for the conduct of its business as it shall deem advisable.

         6.4 Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall not receive compensation for their services as members in addition to the compensation otherwise payable to them as members of the Board, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the officers and Directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

         7.1 Transferability of Options. The Committee may grant Nonqualified Stock Options which are transferable to the extent expressly provided in the Stock Option Agreement. Except as expressly provided therein, no Option or interest or right therein shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution to the extent contemplated hereby.

         7.2 Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. Notwithstanding the foregoing, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Committee, no


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action of the Committee or the Board may increase any limit imposed in Section
2.1 on the maximum number of shares which may be issued upon exercise of Options, reduce the minimum option price requirements in Section 4.2 or extend the limit imposed in Section 3.3 on the period during which Options may be granted. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan.

         7.3 Effect of Plan Upon Other Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees of the Company; or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

         7.4 Application of Proceeds. The proceeds received by the Company from the sale of its shares of Common Stock under the Plan will be used for general corporate purposes.

         7.5 Titles. Titles are provided for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

         7.6 Interpretation. Any Options granted under this Plan as Incentive Stock Options are intended to satisfy all requirements of Section 422 of the Code insofar as possible, and the provisions of this Plan and all Stock Option Agreements shall be construed in accordance with that intention. If any provision of this Plan or any Stock Option Agreement shall be inconsistent or in conflict with any applicable requirement for an Incentive Stock Option, then such requirement shall be deemed to override and supersede the inconsistent or conflicting provision; provided, however, the foregoing provision shall not limit the Company from establishing the Option Price in accordance with Section
4.2 or from granting to any Optionee Options which are in excess of the amount which may be treated as Incentive Stock Options, and any Options so granted in excess of the limitations in Section 422(d) of the Code shall be treated as Nonqualified Stock Options, provided further, however, if the normal date of exercise of the Option is accelerated because of a sale of the Company or other similar event as provided in any Stock Option Agreement or because of the exercise of the Committee's discretion under Section 4.3, such acceleration shall nevertheless occur even if it shall cause all or a part of the Option to no longer be an Incentive Stock Option. Any required provision for an Incentive Stock Option that is omitted from this Plan or the Stock Option Agreement shall be incorporated herein by reference and shall apply retroactively, if necessary, and shall be deemed a part of this Plan and any Stock Option Agreement entered into under this Plan to the same extent as though expressly set forth herein. The Committee may amend this Plan or


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amend the terms of any Stock Option Agreement in any manner that may be required in order for the Options granted under this Plan to comply with the applicable requirements for Incentive Stock Options, and, if necessary, any such amendments shall apply retroactively to the adoption of this Plan.

         7.7 Effective Date. This Plan first became effective on October 27, 1995, the date of its adoption by the Board, and was approved on November 17, 1995 by the vote of the holders of a majority of the outstanding shares of the Company's Common Stock. This Plan as amended and restated shall become effective with respect to Options granted on or after July 1, 1997. Pursuant to Section 7.2, the amendment and restatement does not require approval by the shareholders of the Company.






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